                                                                   EXHIBIT 23.3


                               CONSENT OF COUNSEL

     The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in Amendment No. 3 to the Registration Statement on Form S-1 of RiboGene, Inc.



/s/ Pennie & Edmonds LLP
---------------------------
PENNIE & EDMONDS LLP

New York, New York
January 6, 1998